Exhibit 10.1

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

LEASE AGREEMENT

THIS LEASE is executed this 3rd day of August, 2007, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership (“Landlord”), and RESTORATION HARDWARE, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

ARTICLE 1

LEASE OF PREMISES

Section 1.01 Basic Lease Provisions and Definitions.

A.	Leased Premises: All of that certain to-be-constructed building as shown on the site plan attached hereto as Exhibit A and made a part hereof which shall be situated on Enterprise Parkway in West Jefferson, Ohio (the “Building”), as well as the land described in Exhibit B attached hereto and made a part hereof (the “Land”) located in that certain common interest industrial park commonly referred to as Park 70 (the “Park”);

B.	Rentable Area of the Building: Approximately eight hundred five thousand one hundred twenty-five (805,125) square feet, subject to final measurement in accordance with Section 1.03 (the “Rentable Area”);

C.	Building Expense Percentage: One hundred percent (100%);

D.	*Minimum Annual Rent:

Years 1 – 5	$3,152,869.50 per year
Years 6 – 10	$3,468,478.50 per year
Years 11 – 15	$3,815,487.38 per year;

E.	*Monthly Rental Installments:

Months 1 – 60	$262,739.13 per month
Months 61 – 120	$289,039.88 per month
Months 121 – 180	$317,957.28 per month;

*	(the foregoing rental amounts are subject to adjustment in accordance with Section 2.02C below.)

F.	Lease Term: Fifteen (15) years;

G.	Commencement Date: The date upon which the Landlord Work (as defined in Section 2.02 below) is Substantially Completed (as defined in Section 2.02G below) and the Leased Premises has been delivered to Tenant. The parties anticipate the Commencement Date to be June 22, 2008 (the “Projected Commencement Date”);

H.	Security Deposit: None;

I.	Broker(s): Duke Realty Services Limited Partnership, representing Landlord, and CB Richard Ellis Atlanta representing Tenant;

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J.	Permitted Use: General office and administration, sales to the general public, warehousing and distribution of consumer products, and storage, generation and use of limited amounts of hazardous materials that are related to Tenant’s business and in accordance with all applicable laws and otherwise in accordance with Article 16 of this Lease, and any other legally permitted use reasonably acceptable to Landlord;

K.	Address for payments and notices as follows:

Landlord:	Duke Realty Limited Partnership
Attn.: Columbus Market, Vice President,
Asset Management and Customer Service 5600 Blazer Parkway, Suite 100 Dublin, Ohio 43017

With Rental
Payments To:	Duke Realty Limited Partnership
75 Remittance Drive, Suite 3205
Chicago, Illinois 60675-3205

Tenant:	Restoration Hardware, Inc.
Attn: Chief Financial Officer
5725 Paradise Drive, Building D Corte Madera, California 94925

With a Copy to:	Restoration Hardware, Inc.
Attn: General Manager
[STREET ADDRESS TO BE INSERTED WHEN ADDRESS IS ESTABLISHED] Enterprise Parkway West Jefferson, Ohio 43162

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

LIST OF EXHIBITS

Exhibit A	–	Site Plan
Exhibit B	–	Legal Description of Land
Exhibit C	–	Form of Letter of Understanding
Exhibit D	–	Preliminary Drawings
Exhibit E	–	Scope of Work
Exhibit F	–	List of Allowances
Exhibit G	–	Project Schedule
Exhibit H	–	MHE Plan
Exhibit I	–	Early Occupancy Schedule
Exhibit J	–	Construction Rules of Conduct
Exhibit K	–	CCRs
Exhibit L	–	Operating Expense Exclusions
Exhibit M	–	Design Standards
Exhibit N	–	Rules and Regulations
Exhibit O	–	Subordination, Nondisturbance and Attornment Agreement
Exhibit P	–	Agency Disclosure
Exhibit Q	–	Landlord Waiver
Exhibit R	–	Offer Space
Exhibit S	–	CRA Act
Exhibit T	–	Memorandum of Lease

Section 1.02 Leased Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord, subject to all of the terms and conditions set forth herein, the entirety of the Leased Premises.

Section 1.03 Rentable Areas; Final Measurement of Leased Premises. Prior to Substantial Completion of the Leased Premises, Landlord shall cause the project architect (“Landlord’s Architect”) to calculate the rentable square footage of the Leased Premises, as constructed, in accordance with customary industrial standards using exterior wall dimensions, as promulgated by the Building Owners and Managers Association “Standard Method of Measuring Floor Area in Industrial Buildings” 2001. Following such remeasurement, (x) the rentable square footage calculated by Landlord’s Architect pursuant to the terms of this Section 1.03 shall be binding and conclusive upon the parties, and (y) all amounts, percentages and figures appearing or referred to in this Lease based upon rentable square footage (or Rentable Area) shall be modified in accordance with such determination; provided, however, that such remeasurement shall not modify or affect the Minimum Annual Rent payable by Tenant during the initial Lease Term.

ARTICLE 2

TERM AND POSSESSION

Section 2.01 Term. The term of this Lease (“Lease Term”) shall be the period of time specified in the Basic Lease Provisions commencing on the Commencement Date and ending on the end of the one hundred eightieth (180th) month thereafter (the “Expiration Date”). Following the Commencement Date, Landlord and Tenant shall promptly execute a Letter of Understanding in the form attached hereto as Exhibit C, wherein the parties shall specify the Commencement Date, the Expiration Date, and any changes to the Minimum Annual Rent and corresponding Monthly Rental Installment schedules pursuant to Section 2.02C below.

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Section 2.02 Construction.

A. Landlord Work.

(i) Turnkey Work. Upon Lease execution, Landlord and Tenant have approved the preliminary drawings for the site plan, floor plan and the Building structure (the “Preliminary Drawings”) attached hereto as Exhibit D. On or before the thirtieth (30th) day following the date hereof, Landlord shall prepare and submit to Tenant a set of construction drawings (the “Turnkey Construction Drawings”) covering all work, except for the Allowance Work (defined below), to be performed by Landlord in constructing the interior and exterior improvements (the “Turnkey Work”), which shall be based on the scope of work attached hereto as Exhibit E (the “Scope of Work”). Without limiting the foregoing, the Turnkey Work shall include, and Landlord shall be responsible for, the construction of Enterprise Parkway to the points of ingress and egress to and from the Leased Premises shown on the Preliminary Drawings. Tenant shall have ten (10) days after receipt of the Turnkey Construction Drawings in which to review the Turnkey Construction Drawings and to give to Landlord written notice of Tenant’s approval of the Turnkey Construction Drawings or its requested changes to the Turnkey Construction Drawings. Tenant shall have the right to request changes to the Turnkey Construction Drawings and Landlord shall implement such changes as the parties mutually agree upon. If Tenant fails to approve or request changes to the Turnkey Construction Drawings within ten (10) days after its receipt thereof, Tenant shall be deemed to have approved the Turnkey Construction Drawings and the same shall thereupon be final. If Tenant requests any changes to the Turnkey Construction Drawings, Landlord shall make those changes which are requested by Tenant and shall within ten (10) days of its receipt of such request submit the revised portion of the Turnkey Construction Drawings to Tenant. Tenant may not thereafter disapprove the revised portions of the Turnkey Construction Drawings unless Landlord has failed to incorporate the comments of Tenant in a manner acceptable to Tenant and, subject to the foregoing, the Turnkey Construction Drawings, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Without limiting the foregoing, following the completion of the Turnkey Construction Drawings in accordance with this Section 2.02A(i), Tenant agrees to confirm Tenant’s consent thereto in writing within three (3) business days following Landlord’s written request therefor.

(ii) Allowance Work. In addition to the Turnkey Work, Landlord has agreed to make certain improvements to the Leased Premises described in the List of Allowances attached hereto as Exhibit F (the “Allowance Work”). Tenant shall have the right to reallocate funds between the Allowance line items shown on Exhibit F and to otherwise apply the Allowance toward any costs incurred by Tenant in connection with the construction of, and the installation of MHE Equipment (as hereinafter defined) in, the Leased Premises. Within thirty (30) days following the date hereof, Tenant will confer with Landlord’s space planner to develop a space plan for the Allowance Work that is reasonably acceptable to Tenant and Landlord (the “Space Plan”). Within twenty (20) days after Landlord’s receipt of the Space Plan, Landlord shall prepare and submit to Tenant a set of construction drawings (the “Allowance Construction Drawings”) covering all work to be performed by Landlord in constructing the Allowance Work in accordance with the Space Plan. Tenant shall have ten (10) days after receipt of the Allowance Construction Drawings in which to review the Allowance Construction Drawings and to give Landlord written notice of Tenant’s approval of the Allowance Construction Drawings or its requested changes thereto. Tenant shall have the right to request changes to the Allowance Construction Drawings and Landlord shall implement such changes as the parties mutually agree upon. If Tenant fails to approve or request changes to the Allowance Construction Drawings within ten (10) days after its receipt of the Allowance Construction Drawings, then Tenant shall be deemed to have approved the Allowance Construction Drawings and the same shall thereupon be final. If Tenant requests any changes to the Allowance Construction Drawings, Landlord shall make those changes which

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are requested by Tenant and shall within ten (10) days of its receipt of such request submit the revised portion of the Allowance Construction Drawings to Tenant. Tenant may not thereafter disapprove the revised portions of the Allowance Construction Drawings unless Landlord has failed to incorporate the comments of Tenant in a manner acceptable to Tenant and, subject to the foregoing, the Allowance Construction Drawings, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. After the Allowance Construction Drawings have been completed in accordance with this Section 2.02A(ii), Tenant agrees to confirm Tenant’s consent thereto in writing within three (3) business days following Landlord’s written request therefor.

Following Tenant’s approval (or deemed approval) of the Allowance Construction Drawings, Landlord shall solicit competitive bids from at least three (3) subcontractors for each major trade (excluding any contractors also used for the Turnkey Work). Landlord and Tenant shall review the bids jointly and Landlord shall select the subcontractors mutually agreed upon by both parties. Promptly following the selection of a subcontractor for each major trade, Landlord shall deliver to Tenant a statement of the cost to construct and install all of the Allowance Work (the “Cost Statement”). The Cost Statement shall include design fees and general conditions, but shall not include any construction management or contractor fees. Tenant agrees to approve or reject the Cost Statement in writing within five (5) business days following Landlord’s written request therefor. If Tenant rejects the Cost Statement, Landlord and Tenant shall promptly meet to discuss changes to the Allowance Construction Drawings that shall be necessary to reduce the cost of the Allowance Work to an amount approved by Tenant.

Tenant shall be responsible for the cost to construct and install the Allowance Work only to the extent that the Cost Statement, taking into account any increases or decreases to the Allowance Work resulting from any Change Orders (as hereinafter defined), exceeds Five Million Five Hundred Ten Thousand Two Hundred Nine Dollars ($5,510,209.00) (the “Allowance”). If, following Tenant’s approval (or deemed approval) of the Allowance Construction Drawings, the Cost Statement shows that the cost to construct and install the Allowance Work will exceed the Allowance (such excess being herein referred to as the “Excess Allowance Work Costs”), then Tenant shall pay the Excess Allowance Work Costs to Landlord as set forth herein. At such time as Landlord’s costs and expenses incurred in connection with the construction and installation of the Allowance Work exceed the Allowance, Landlord will have the right to invoice Tenant on a monthly basis for the portion of the Excess Allowance Work Costs actually incurred by Landlord during the prior month plus a ten percent (10%) construction management fee thereon, and Tenant shall pay to Landlord the amount set forth in such invoice within ten (10) days following receipt of such invoice. Tenant’s failure to deliver the payments required in this paragraph shall entitle Landlord to stop the construction and installation of the Allowance Work until such payment is received, and such delay shall constitute a Tenant Delay hereunder. In addition, all delinquent payments shall accrue interest at fifteen percent (15%) per annum. Notwithstanding anything in this Lease to the contrary, in the event the Allowance shall exceed the Cost Statement (taking into account any increases or decreases to the Allowance Work resulting from any Change Orders), then the Minimum Annual Rent and corresponding Monthly Rental Installment schedules set forth in Section 1.01 above shall be reduced to reflect such decrease, as such costs have been quantified in the Cost Statement approved by Tenant, plus a five percent (5%) construction management fee. For purposes of calculating such reduction in the Minimum Annual Rent, Landlord shall multiply the positive difference between the Allowance and the Cost Statement plus five percent (5%) by 0.0795. [Example: Assume $400,000 savings. Then, $400,000 × 1.05 = $420,000 × 0.0795 = $33,390 Minimum Annual Rent savings.]

(iii) The Turnkey Work and the Allowance Work together shall be collectively referred to herein as the “Landlord Work.” The Turnkey Construction Drawings and Allowance Construction Drawings together shall be collectively referred to herein as the “Construction Drawings.” Landlord shall construct in a good workmanlike manner all of the Landlord Work and supply all work,

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labor, materials and equipment necessary to complete the Landlord Work in accordance with the Construction Drawings, which shall include, without limitation, the installation of landscaping, parking lots, driveways and all improvements as shown on the Construction Drawings for the benefit of the Leased Premises. Landlord shall use commercially reasonable speed and diligence to Substantially Complete the Landlord Work on or before the Projected Commencement Date.

B. Schedule. The Landlord Work shall be constructed by Landlord in a good and workmanlike manner, in compliance with the Construction Drawings and all laws, codes, and ordinances applicable to the Leased Premises, and in accordance with the schedule attached hereto as Exhibit G (the “Project Schedule”). Landlord shall apply for and obtain as expeditiously as possible, at its sole cost and expense, all permits, licenses and certificates necessary for the construction of the Landlord Work and for the occupancy of the Leased Premises by Tenant (including, without limitation, temporary and final certificates of occupancy), provided, Tenant shall be responsible for the installation of office furniture, racking, and warehouse equipment to the extent required to obtain the temporary and/or final occupancy permit for the Leased Premises. Landlord and Tenant will coordinate the installation of Tenant’s MHE Equipment and warehouse equipment pursuant to Section 2.02E.

C. Change Orders.

(i) Tenant shall have the right from time to time to request changes to the Construction Drawings by way of written change order (each, a “Change Order,” and collectively, “Change Orders”). Landlord shall prepare and submit to Tenant within ten (10) days a memorandum setting forth the impact on cost and schedule, if any, resulting from said Change Order (the “Change Order Memorandum of Agreement”), with such cost including any additional design fees and, if the applicable Change Order increases the cost to complete the Turnkey Work, a ten percent (10%) construction management fee. Tenant shall, within three (3) business days following Tenant’s receipt of the Change Order Memorandum of Agreement, either (a) execute and return the Change Order Memorandum of Agreement to Landlord, or (b) retract its request for the Change Order. Landlord shall not be obligated to commence any work set forth in a Change Order until such time as Tenant has delivered to Landlord the Change Order Memorandum of Agreement executed by Tenant. The increase in the cost to construct the Turnkey Work, if any, resulting from the Change Order, as set forth in the Change Order Memorandum of Agreement, shall be herein referred to as the “Excess Turnkey Change Order Costs.” Landlord shall invoice Tenant on a monthly basis for the portion of the Excess Turnkey Change Order Costs actually incurred by Landlord during the prior month and Tenant shall pay to Landlord the amount set forth in such invoice within ten (10) days following receipt of such invoice.

(ii) Notwithstanding anything in this Lease to the contrary, in the event the actual cost of the Turnkey Work is reduced as a result of a Change Order to the Turnkey Work, as set forth in the Change Order Memorandum of Agreement, then the Minimum Annual Rent and corresponding Monthly Rental Installment schedules set forth in Section 1.01 above shall be modified to reflect such decrease, as such costs have been quantified in the applicable Change Order Memorandum of Agreement executed by Tenant. For purposes of calculating a reduction in the Minimum Annual Rent due to Change Orders to the Turnkey Work, Landlord shall multiply the net savings resulting from the Change Order, plus five percent (5%), by 0.0795. [Example: Assume $400,000 savings. Then, $400,000 × 1.05 = $420,000 × 0.0795 = $33,390 Minimum Annual Rent savings.]

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D. Warranty.

(i) Landlord hereby warrants that the Landlord Work (including, without limitation, the slab of the Leased Premises and all systems and equipment, including heating, ventilation and air conditioning, electrical, sprinkler and life safety, plumbing, and dock equipment, but specifically excluding the roof) shall be, for a period of one (1) year after the Commencement Date, and that the roof shall be, for a period of ten (10) years after the Commencement Date, free from defects in materials and workmanship (“Landlord’s Warranty”). The Landlord’s Warranty shall be absolute and unconditional subject only to routine maintenance (except as to Landlord’s obligations herein), casualty, ordinary wear and tear, and repairs and replacements necessitated by Tenant’s negligence or willful misconduct. Landlord hereby further warrants that the Landlord Work shall substantially and materially conform to the Construction Drawings. The Landlord’s Warranty covers all materials, labor and equipment for replacement and repairs but do not cover consequential damages, such as lost profits or opportunity, incurred by Tenant. Tenant will notify Landlord following actual discovery of any potential problems which may be covered by Landlord’s Warranty, but no delay in providing such notice shall affect or limit Landlord’s Warranty. Landlord also warrants that the recharge wells required for the Darby Watershed shall be in good condition and repair for a period of three (3) years after the Commencement Date.

(ii) In addition to the foregoing, Landlord shall obtain from all contractors and material suppliers providing labor or materials in connection with the development of the Leased Premises such warranties and guarantees as are customary in the construction and development of similar premises in the market area of the Leased Premises (collectively, “Contractor Warranties”). Without limiting the generality of the foregoing, the Contractor Warranties shall specifically include a ten (10) year “no dollar limit” material manufacturer’s roof warranty. Landlord shall enforce, for the benefit of Tenant, at Landlord’s sole cost and expense (and not as Additional Rent hereunder), during the Lease Term, all Contractor Warranties. Landlord shall provide Tenant with copies of all Contractor Warranties and Landlord shall consult with Tenant as to the application and restrictions applicable to all such Contractor Warranties. Tenant shall not take any action which to Tenant’s knowledge shall invalidate any of the Contractor Warranties and shall provide Landlord with written notice of all warranty claims. Tenant will notify Landlord as soon as reasonably practicable following actual discovery of any potential problems which may be covered by the Contractor Warranties, but no delay in providing such notice shall affect or limit Landlord’s enforcement of any such Contractor Warranties.

(iii) Without limiting Landlord’s duty to perform (or to enforce the performance of) repairs under any Landlord’s Warranty or Contractor Warranties, the timing of the performance of any repairs will be mutually agreed to by Landlord and Tenant so as to minimize the disruption to Tenant’s business operations.

E. Coordination of Tenant’s Work and Early Occupancy. Tenant agrees to coordinate with Landlord regarding the installation of Tenant’s phone and data wiring and any other trade related fixtures (including the “MHE Equipment” delineated in the MHE Plan attached hereto as Exhibit H) that Tenant desires to install in the Leased Premises prior to Substantial Completion. If and to the extent permitted by applicable governmental laws and ordinances, Tenant, Tenant’s contractors, subcontractors and agents shall have the right to enter into portions of the Leased Premises prior to the Commencement Date in accordance with the phased early occupancy schedule attached hereto as Exhibit I in order to install fixtures (such as the MHE Equipment and conveyor), and otherwise prepare such portions of the Leased Premises for occupancy, which right shall expressly exclude making any structural modifications which would interfere with the performance of the Landlord Work. During any entry prior to the Commencement Date, (a) Tenant, Tenant’s contractors, subcontractors and agents shall comply with all terms and conditions of this Lease other than the obligation to pay Minimum Annual Rent, Additional Rent and utilities; provided, Tenant shall pay its equitable share of any utility cost in connection with the MHE Equipment and conveyor, (b) Tenant, Tenant’s contractors, subcontractors and agents shall not interfere with Landlord’s completion of the Landlord Work, (c) Tenant shall cause its personnel and contractors to comply in all material respects with the terms and conditions of Landlord’s rules of conduct

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attached hereto as Exhibit J, and (d) Tenant shall not begin operation of its business (including any storage of Tenant’s product in the Building). Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant; provided that Landlord shall cooperate with Tenant in obtaining such permits and inspections. Landlord shall also cooperate with Tenant’s rack vendor in obtaining any permits necessary for the installation of racks in the Leased Premises.

F. Late Completion. Notwithstanding anything to the contrary contained in the Lease, if Substantial Completion of the Leased Premises is delayed beyond the Projected Commencement Date as a result of Tenant Delay (as hereinafter defined), then, for purposes of determining the Commencement Date (for rent commencement), Substantial Completion shall be deemed to have occurred on the date that Substantial Completion would have occurred but for such Tenant Delay. Without limiting the foregoing, Landlord shall use commercially reasonable speed and diligence to Substantially Complete the Landlord Work on or before the Projected Commencement Date. Notwithstanding the foregoing, Landlord’s obligation to perform the Landlord Work on a timely basis shall be subject to the following additional terms and provisions:

(i) In the event the Commencement Date has not occurred within ten (10) days after the Projected Commencement Date, as such date may be extended by Completion Delays (as hereinafter defined), then Landlord shall pay to Tenant the sum of Five Hundred Thousand Dollars ($500,000.00) as liquidated damages for such delay.

(ii) In addition to the payment required pursuant to Section 2.02F(i) above, in the event that the Commencement Date has not occurred within ten (10) days after the Projected Commencement Date, as such date may be extended by Completion Delays, Tenant shall receive one day of free Minimum Annual Rent and Additional Rent from and after the Commencement Date for each day the Commencement Date is delayed beyond such ten (10) day period as liquidated damages for such delay.

If Landlord contends that a Completion Delay has occurred, then Landlord shall notify Tenant in writing or telephonically at (415) 945-3496 (Ken Dunaj) within five (5) days of the event which constitutes such Completion Delay (a “Delay Notice”). Landlord’s failure to so notify Tenant shall be deemed a waiver of Landlord’s right to assert any such Completion Delay; provided, however, that in the event a Completion Delay is not reasonably ascertainable or determinable by Landlord in five (5) days (i.e., such as from cumulative unusual weather conditions), Landlord shall have thirty (30) days in which to notify Tenant of such Completion Delay.

G. Definitions. For purposes of this Lease: (a) “Completion Delays” means (i) Tenant Delays (as defined below) or (ii) delays attributable to force majeure events (as defined in Section 17.04 below) (collectively, a “Completion Delay”); (b) the Leased Premises shall be deemed to be “Substantially Completed” (or any grammatical variation thereof) at such time as (i) Landlord shall certify in writing to Tenant that said Leased Premises have been completed in substantial accordance with the Construction Drawings subject only to minor punch list items (i.e., such unfinished items as shall not impair Tenant’s ability to use the Leased Premises in the manner intended by the Lease) to be mutually agreed to and identified by Tenant and Landlord during a joint inspection of the Leased Premises prior to Substantial Completion, (ii) Landlord shall have obtained all necessary governmental approvals and inspections, all systems are fully operational, and sufficient utilities are available to service the Leased Premises and are connected to mains and all meters are set and activated, (iii) the project architect, shall certify in writing to Tenant pursuant to and in accordance with form AIA-G704, or other form reasonably acceptable to Landlord as to those same matters in (i) and (ii) immediately preceding, and (iv) the

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issuance of a temporary certificate of occupancy. At such time as the last of the foregoing requirements shall have been satisfied, Landlord shall deliver possession of the Leased Premises to Tenant for occupancy; (c) “Tenant Delay” shall mean any actual delay in the Substantial Completion of the Leased Premises to the extent caused by Tenant, including, without limitation, (i) Tenant’s failure to meet any time deadlines specified herein (including deadlines in the Project Schedule), (ii) delays attributable to Change Orders, (iii) the performance of any other work in the Leased Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work, specifically including, but not limited to, Tenant’s installation of office furniture, racking and warehouse equipment, and (iv) Landlord’s inability to obtain a temporary occupancy permit for the Leased Premises because of the need for completion of all or a portion of improvements being installed in the Leased Premises directly by Tenant, specifically including, but not limited to, Tenant’s installation of office furniture, racking and warehouse equipment.

Section 2.03 Surrender of the Leased Premises. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, immediately (a) remove Tenant’s Property (as defined in Section 8.01 below) from the Leased Premises, and repair any damage caused by any such removal, (b) surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair, reasonable wear and tear and damage due to casualty or condemnation excepted, (c) remove from the Leased Premises (i) Tenant’s Property (as defined in Section 8.01 below), and (ii) any alterations required to be removed pursuant to Section 7.04 below, and (d) repair any damage caused by any such removal and restore the Leased Premises to the condition existing upon the Commencement Date reasonable wear and tear and damage due to casualty or condemnation excepted. All of Tenant’s Property that is not removed within ten (10) business days following ‘Landlord’s written demand therefor (following the expiration or earlier termination of this Lease) shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant’s cost without incurring any liability to Tenant. This Section 2.03 shall survive the expiration or any earlier termination of this Lease.

Section 2.04 Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease without Landlord’s permission, then Tenant shall be a tenant at sufferance at a rental rate equal to one hundred fifty percent (150%) the Monthly Rental Installments for the Leased Premises in effect upon the date of such expiration or earlier termination and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy. In the event a month-to-month tenancy is created by operation of law, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days’ prior written notice to the other, whether or not said notice is given on the rent paying date. Notwithstanding the foregoing, in the event Tenant provides Landlord with at least six (6) months’ prior written notice of its intent to holdover possession (a “Holdover Notice”), then Tenant shall have the right to holdover beyond the expiration of the Lease Term as to all of the Leased Premises for a period not to exceed three (3) months, as identified in the Holdover Notice; provided, however, that Tenant shall have no such right if, at the time of the delivery of the Holdover Notice, Landlord has entered into a lease with a replacement tenant for the Leased Premises and requires immediate possession of the Leased Premises upon the expiration of the Lease Term in order to deliver possession thereof to the replacement tenant in accordance with the terms of its lease, or has executed a term sheet or letter of intent for the leasing of the Leased Premises to a replacement tenant and requires immediate possession of the Leased Premises upon the expiration of the Lease Term in order to commence the construction of interior improvements therein for such replacement tenant. Any permitted holdover by Tenant pursuant to a Holdover Notice shall be at the rental rate last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, that in no event

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shall Tenant be permitted to deliver an additional Holdover Notice nor shall any renewal or expansion option or other similar right or option contained in this Lease be deemed applicable to any such tenancy. Except as expressly set forth herein, this Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event.

ARTICLE 3

RENT

Section 3.01 Base Rent. Tenant shall pay to Landlord as Minimum Annual Rent for the Leased Premises the sum specified in the Basic Lease Provisions, payable in equal consecutive Monthly Rental Installments, in advance, without demand, deduction or offset, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for any partial calendar months shall be prorated based on the number of days during the month this Lease was in effect in relation to the total number of days in such month.

Section 3.02 Additional Rent. Except as otherwise expressly provided, Tenant is responsible for all commercially reasonable costs, charges and expenses incurred by Landlord in connection with operating and maintaining the Leased Premises during the Lease Term including, but not limited to: Real Estate Taxes (as contemplated in this Section 3.02 and Section 17.22 hereof); insurance premiums (but not insurance deductibles or self-insured amounts retained by Landlord); utilities; expenses for maintenance, repair and replacement of driveways and parking areas, including snow and ice removal; costs of trash removal; landscaping costs; management fees (not to exceed one percent (1%) of the Minimum Annual Rent); costs incurred under the recorded documents and owners’ association affecting the Leased Premises and shown on Exhibit K hereto, and costs incurred under any other recorded documents or owners’ association affecting the Leased Premises (including the CCRs referenced below) and approved by Tenant in writing, which approval shall not be unreasonably withheld, conditioned or delayed; repairs and maintenance to those portions of the Leased Premises as contemplated in Section 7.02B below; and all other costs and expenses, reasonably necessary in maintaining the Leased Premises in good order, condition and repair as a warehouse distribution center) (collectively, “Operating Expenses”); provided, however, that Operating Expenses shall not include those costs, charges or expenses as set forth on Exhibit L attached hereto. Tenant acknowledges receipt of the CCRs set forth on Exhibit K hereto, which are intended to be recorded in connection with the development of the Park (the “CCRs”). Tenant hereby approves the form and substance of such CCRs. Landlord agrees that the Leased Premises, as designed and constructed in accordance with this Lease, shall be deemed to comply with the CCRs (or Landlord hereby waives any element of noncompliance). Promptly following the Commencement Date, Landlord shall assign to Tenant the membership interests of Landlord in the Association (as defined in the CCRs, but excluding the “Class B Member” or “Developer” rights under Section 9.3 of the CCRs) for the Lease Term (including any “Extension Terms,” as hereinafter defined) in accordance with, and as contemplated by, Section 9.1 of the CCRs, and Tenant shall thereafter have the rights of a Member (as defined in the CCRs) in the Association.

A. Uncontrollable Expenses. Notwithstanding anything in this Lease to the contrary, Tenant will be responsible for Real Estate Taxes, including the reasonable costs and expenses of contesting the validity or amount of Real Estate Taxes; fees or charges imposed by any governmental entity; insurance premiums; utilities; association dues and costs imposed by covenants or easements (subject to the limitations contained above in this Section 3.02), and snow removal costs (collectively, “Uncontrollable Expenses”), without regard to the level of increase in any or all of the above in any year or other period of time.

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B. Controllable Expenses. Tenant’s obligation to pay all other Operating Expenses which are not Uncontrollable Expenses (herein “Controllable Expenses”) shall be limited to a five percent (5%) per annum increase over the amount the Controllable Expenses for the immediately preceding calendar year would have been had the Controllable Expenses increased at the rate of five percent (5%) in all previous calendar years beginning with the actual Controllable Expenses for the year ending December 31 of the second full calendar year of the Lease Term.

C. Real Estate Taxes. “Real Estate Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, payments in lieu of taxes, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Leased Premises or appurtenant land (or against Landlord’s business of leasing the Building) by any authority having the direct or indirect power to tax, together with costs and expenses of contesting the validity or amount of Real Estate Taxes. If the property is not separately assessed, then Tenant’s liability shall be an equitable proportion of the real estate taxes for all of the land and improvements included within the tax parcel assessed. Landlord’s reasonable determination thereof, in good faith, shall be conclusive. Tenant, at its cost, shall have the right at any time to seek a reduction in or otherwise contest any Real Estate Taxes for which it is obligated to reimburse Landlord by action or proceeding against the entity with authority to assess or impose the same. Landlord shall not be required to join in any such proceeding or action brought by Tenant unless the provisions of applicable Laws require that such proceeding or action be brought by or in the name of Landlord, in which event Landlord shall join in such proceeding or action or permit it to be brought in Landlord’s name, provided that Tenant protect, indemnify, and hold Landlord free and harmless from and against any liability, cost or expense in connection with such proceeding or contest. Tenant shall continue, during the pendency of such proceeding or action, to pay the Real Estate Taxes due as determined by Landlord pursuant to this Section 3.02. If Tenant is successful in such action or proceeding, Landlord shall reimburse to Tenant the reduction in Real Estate Taxes realized by Tenant in such contest or proceeding within ten (10) days after the amount of such reduction has been reimbursed to Landlord. Notwithstanding anything herein to the contrary, in no event shall Real Estate Taxes include any franchise, estate, gift, succession, inheritance, transfer, net income, or excess profits tax imposed upon Landlord, or any penalties or fees.

Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Leased Premises or elsewhere. Tenant shall cause such trade fixtures, furniture, equipment and all other personal property to be assessed and billed separately from the Leased Premises.

D. Capital Expenses. Notwithstanding anything to the contrary contained in this Lease, any costs of a capital nature (including, but not limited to, capital improvements and alterations, capital repairs, capital equipment, and capital tools, all as determined in accordance with generally accepted accounting principles, consistently applied (“GAAP”)) that would otherwise be properly included within “Operating Expenses” hereunder shall be capitalized by Landlord, and Tenant shall be required to pay as Operating Expenses only the pro rata share of the cost of the applicable item falling due within the Lease Term based upon the amortization of the same over the useful life of such item, such amount to be payable in substantially equal monthly installments over the then-remaining balance of the Lease Term.

Section 3.03 Payment of Additional Rent. Landlord shall be entitled to estimate annually the total amount of Additional Rent to be paid by Tenant during each calendar year of the Lease Term and written notice thereof shall be given to Tenant within a reasonable time period prior to the beginning of each calendar year (in the event the Lease Term shall commence in a calendar year, Tenant shall be furnished with said notice on the Commencement Date). Not later than November 30th of each calendar year, Landlord shall deliver to Tenant a proposed budget of Operating Expenses (each, an “Expense

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Budget”) for the following calendar year (except that, for the first year of the Lease Term, Tenant shall be provided with an Expense Budget not later than sixty (60) days prior to the Commencement Date). Tenant shall have the right to review and consult with Landlord regarding each Expense Budget within fifteen (15) days after Tenant’s receipt of the same. Tenant shall provide to Landlord, within such fifteen (15) day period, written approval of the applicable Expense Budget or, if Tenant disapproves any line item or line items contained therein, written notice of such disapproval on a line item basis. In the event Tenant delivers a notice of disapproval, Landlord shall act reasonably and in good faith to develop an Expense Budget that is responsive to Tenant’s concerns; provided, however, that in the event of a disagreement between Landlord and Tenant concerning the Expense Budget, the decision of Landlord shall control. Commencing on the Commencement Date, Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Additional Rent for such year. Any amount required to be paid by Tenant hereunder (in addition to Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder, except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Minimum Annual Rent.

A. Increases or Decreases in Estimated Additional Rent. If any expenses comprising Additional Rent increase during a calendar year, Landlord may increase or decrease the estimated Additional Rent during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase or decrease in the estimated Additional Rent divided by the number of months remaining in such year.

B. Adjustment to Additional Rent. Within a reasonable time after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Additional Rent for the prior calendar year (the “Statement”). Within thirty (30) days after receipt of the Statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between the actual Additional Rent for the preceding calendar year and the estimated amount paid by Tenant during such year, subject to the limitations contained in Section 3.02B and this Section 3.03. For any fractional portion of a calendar year at the commencement or termination of this Lease, any such deficiency or overage shall be settled and adjusted between the parties after the end of that calendar year in the same manner as above, but prorated based on the number of days of the Lease Term within such calendar year.

C. Audit Rights. Within two hundred seventy (270) days of receipt of the Statement, Tenant shall have the right, upon at least ten (10) days’ prior written notice to Landlord, to audit at Landlord’s local offices, at Tenant’s expense, Landlord’s accounts and records relating to Additional Rent. Such audit shall be conducted by a certified public accountant (not billing on a contingency fee basis) selected by Tenant, which certified public accountant may be an employee of Tenant. If Landlord and Tenant agree that Landlord has overcharged Tenant, then the amount overcharged shall be paid to Tenant within thirty (30) days after the audit is concluded, together with interest thereon at the rate of ten percent (10%) per annum, from the date the Statement was delivered to Tenant until payment of the overcharge is made to Tenant. If Tenant provides Landlord with written notice disputing the correctness of Landlord’s statement, and if such dispute shall have not been settled by agreement between Landlord and Tenant within thirty (30) days after Tenant provides Landlord with such written notice, Tenant may submit the dispute to a reputable firm of independent certified public accountants selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld, and the decision of such accountants shall be

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conclusive and binding upon the parties. If such accountant decides that there was an error, Landlord will make a correcting payment if Tenant overpaid such amount, and Tenant shall pay Landlord if Tenant underpaid such amount. In addition, if the Statement exceeds the actual Additional Rent which should have been charged to Tenant by more than five percent (5%), then the cost of the audit shall be paid by Landlord.

All of the information obtained through Tenant’s inspection with respect to financial matters (including, without limitation, costs, expenses and income) and any other matters pertaining to Landlord, the Leased Premises, the Building and/or the Park as well as any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of the inspection shall be subject to the confidentiality restrictions set forth in Section 17.15 below.

Section 3.04 Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall not be paid within five (5) days after written notice of delinquency, then such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate (as reported in the Wall Street Journal on the date such payment was due) of interest (“Prime Rate”) plus four percent (4%) per annum; provided, however, that Tenant shall be entitled to only two (2) such notices in any twelve (12) month period and, thereafter during such period, a late charge shall be due if Tenant fails to pay to Landlord any amount required to be paid hereunder within five (5) days after the date the same is due.

ARTICLE 4

SECURITY DEPOSIT

[INTENTIONALLY OMITTED].

ARTICLE 5

USE

Section 5.01 Use of Leased Premises. The Leased Premises are to be used by Tenant solely for the Permitted Use, and for no other purposes without the prior written consent of Landlord. Landlord warrants that the Land is currently or shall as of the Commencement Date be zoned for general office use and warehousing and distribution of consumer products, and the Leased Premises shall be, as of the Commencement Date, in compliance with all federal and municipal statutes, rules and regulations taking into account the foregoing uses. Based upon (i) that certain Zoning Ordinance 03-022 from the Village of West Jefferson passed April 21, 2003 and effective May 21, 2003; and (ii) that certain letter to Duke Realty Corporation from Thomas C. Philips, Mayor of the Village of West Jefferson, dated June 1, 2007, Landlord also warrants that the Land is currently zoned for sales to the general public. Landlord shall assist Tenant from time to time (including, without limitation, meeting with governmental officials) as reasonably necessary to enable Tenant to conduct sales to the general public from the Leased Premises. For purposes of this Lease, “Tenant’s Intended Use” shall mean general office use, warehousing and distribution of consumer products, and sales to the general public.

Section 5.02 Covenants of Tenant Regarding Use. Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) following the Substantial Completion of the Leased Premises and subject to Landlord’s obligations herein, be responsible for meeting all applicable codes with regard to its storage, racking and warehousing, (iii) comply with all covenants that encumber the Building, including (except with respect

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to the Landlord Work) the “Design Standards” attached hereto as Exhibit M and the CCRs, whether or not such Design Standards and/or CCRs are yet recorded, but only to the extent the same do not prohibit Tenant’s use of the Leased Premises for Tenant’s Intended Use, and to the extent the same do not increase Tenant’s express obligations or decrease Tenant’s rights under this Lease, (iv) subject to Landlord’s obligations herein, comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, pertaining to Tenant’s particular use or occupancy of the Leased Premises, including, without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration by Tenant to, the Leased Premises, and (v) comply with and obey the Rules and Regulations attached hereto as Exhibit N and as may be reasonably modified from time to time by Landlord on reasonable notice to Tenant; provided that any application and/or enforcement of any such Rules and Regulations shall be consistently applied among the tenants and occupants of the Park and shall not, unless required by law, materially alter, reduce or adversely affect any of Tenant’s rights or enlarge Tenant’s obligations under this Lease. Tenant shall not do or permit anything to be done in or about the Leased Premises or common areas of the Park which constitutes a nuisance or which interferes with the rights of other tenants within the Park or injures or annoys them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Park of its lease or of any rules and regulations. Tenant shall not overload the floors of the Building or exceed traffic criteria for the truck courts beyond the Scope of Work attached hereto as Exhibit E. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials beyond that contemplated in the Scope of Work attached hereto as Exhibit E shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand (or such cost shall be deemed Additional Rent). Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord as Additional Rent for any increase in premiums charged. Tenant shall have access to the Leased Premises, including, without limitation, in and out-going truck traffic for shipping and receiving of Tenant’s goods and products, twenty-four (24) hours a day, seven (7) days a week.

Section 5.03 Landlord’s Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the common areas of the Park: (a) Landlord may install such signs, advertisements, notices or tenant identification information within the Park as it shall deem necessary or proper (provided that no such signs (other than Tenant’s Signage), advertisements, notices or tenant identification information shall be installed or displayed on the Building or within the Leased Premises, except “for sale” or “for lease” signs nine (9) months prior to the expiration of the Lease Term, without the prior written consent of Tenant, which consent may be given or withheld in Tenant’s sole discretion); (b) Landlord shall have the right at any time to control, change or otherwise alter the common areas of the Park as it shall deem necessary or proper; provided, however, that no such change or alteration shall adversely affect vehicular ingress to or egress from the Leased Premises; (c) Landlord reserves the right to reserve or grant drainage and other utility easements over, upon, under and across the portion of the Leased Premises located outside the Building to the extent reasonably deemed necessary by Landlord for the use, development or benefit of other land owned by Landlord or any affiliate of Landlord or other land in the Park, which easements shall be created by commercially reasonable easement agreements; provided, however, that such easements shall be non-exclusive and shall not interfere with Tenant’s use of the affected portions of the Leased Premises; and (d) subject to Tenant’s security requirements, Landlord, its employees and agents shall be permitted to inspect or examine the Leased Premises at any reasonable time upon no less than twenty-four (24) hours’ notice (except in an emergency when no notice shall be required), and to enter the Leased Premises for the purposes of showing the same to prospective tenants (during the last twelve (12)

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months of the Lease Term) and performing Landlord’s obligations under this Lease; provided, however, that except in the case of an emergency, a representative of Tenant shall have the right to accompany Landlord and its employees and agents during all such visits to the Leased Premises. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor. Notwithstanding anything herein to the contrary, Landlord’s rights pursuant to this Section 5.03 shall be subject to the conditions that (i) the exercise of any of such rights shall not unreasonably interfere with Tenant’s use of the Leased Premises, (ii) except in emergencies, Landlord shall provide reasonable prior notice to Tenant before exercising any such rights which may interfere with Tenant’s business, and (iii) Landlord shall use commercially reasonable efforts to minimize to the extent possible any interference with Tenant’s business.

ARTICLE 6

UTILITIES AND SERVICES

Tenant shall obtain in its own name and shall pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises, including, but not limited to: natural gas, heat, light, electrical power, water, sewer, telephone, janitorial service, refuse disposal and other utilities and services. Except as set forth below, Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Leased Premises; and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. Notwithstanding the foregoing, in the event that (i) such interruption is due to Landlord’s, or its employees’, agents’ or contractors’, negligence or intentional wrongful acts, and (ii) the Leased Premises are untenantable (meaning that Tenant is not reasonably able to use such space in the normal course of its business for the Intended Use), then Tenant shall notify Landlord in writing that Tenant intends to abate rent. If service has not been restored within five (5) days of Landlord’s receipt of Tenant’s notice, then Minimum Annual Rent and Additional Rent shall abate on a per diem basis commencing on the date of the interruption and continuing during the time when the Leased Premises remains untenantable. Such abatement shall be Tenant’s sole remedy for Landlord’s failure to restore service as set forth above, and Tenant shall not be entitled to damages (consequential or otherwise) as a result thereof.

ARTICLE 7

MAINTENANCE AND REPAIRS

Section 7.01 Tenant’s Responsibility.

A. Except as otherwise expressly provided in Section 2.02D and Section 7.02, during the term of this Lease, Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition and repair as a warehouse/industrial development, regularly servicing and promptly making all repairs and replacements to the heating and air conditioning systems, plate glass, floors, windows and doors, sprinkler and plumbing systems, electrical systems, interior walls, and mechanical systems. Tenant, at its expense, shall obtain a preventive maintenance contract on the heating, ventilating and air conditioning systems which shall be subject to Landlord’s reasonable approval. Tenant shall provide Landlord with a copy of the preventive maintenance contract no later than thirty (30) days after the Commencement Date. The preventive maintenance contract shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on not less than a semi-annual basis.

B. In the event Tenant Defaults in connection with its obligation to maintain or repair the Leased Premises, or in the case of emergency, in which case no Default is required, Landlord shall have the right (but not the obligation) in order to preserve the Leased Premises or portion thereof, and/or the appearance thereof, to perform such maintenance and/or to make such repairs, or have a contractor make

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such repairs, and charge Tenant for the cost thereof (including a four percent (4%) management/administrative fee for such work) as Additional Rent, which shall be paid by Tenant within thirty (30) days following Landlord’s demand for reimbursement. Notwithstanding anything contained herein to the contrary, if Tenant Defaults more than three (3) times in any consecutive twelve (12) month period with respect to separate instances of a particular and ongoing maintenance or repair obligation, regardless of whether such failures were ultimately cured, then Landlord may assume Tenant’s responsibilities with respect to that particular obligation upon thirty (30) days’ prior written notice to Tenant, and upon such assumption, the costs related thereto and incurred by Landlord shall be paid by Tenant as Additional Rent (including a four percent (4%) management/administrative fee for such work).

Section 7.02 Landlord’s Responsibility.

A. Landlord shall maintain the Leased Premises in good condition and repair, regularly servicing and promptly making all repairs and replacements to the roof (structure and membrane), exterior walls, gutters, downspouts, structural components of the Leased Premises, landscaping, parking lot pavement and striping, all as Additional Rent subject to Sections 3.02 and 3.03 above, and this Section 7.02. In addition to the foregoing, Landlord shall perform all maintenance and repairs necessary in connection with the drainage of surface water from the Property, including, without limitation, all maintenance and repairs to the recharge wells and pumps and the retention ponds, if any, on or serving the Leased Premises, all as Additional Rent but subject to Sections 3.02 and 3.03 above, and this Section 7.02.

B. In the event Landlord fails to maintain the Leased Premises as required herein and/or if Landlord fails to commence repairs that are Landlord’s responsibility hereunder (as requested by Tenant in writing) within thirty (30) days after such request, except in the case of emergency, when no notice is required, Tenant shall have the right (but not the obligation) in order to preserve the Leased Premises or portion thereof, and/or the appearance thereof, to perform such maintenance and/or to make such repairs, or have a contractor make such repairs, and charge Landlord for the cost thereof (including a four percent (4%) management/administrative fee for such work), which shall be paid by Landlord within thirty (30) days following Tenant’s demand for reimbursement.

Section 7.03 Provisions Governing Repairs. All repairs, modifications and replacements made by Tenant or by Landlord shall be equal in quality and class to the original work and shall be performed in compliance with all applicable warranties in effect with respect to the Leased Premises and, with respect to modifications and replacements made by Tenant, the requirements for Tenant-made alterations (as set forth in Section 7.04 below).

Section 7.04 Alterations. Tenant shall not permit structural alterations or additions in or to the Leased Premises unless and until the plans and specifications, including architectural drawings, have been approved by Landlord in writing, which approval shall not be unreasonably withheld, delayed or conditioned. Tenant shall have the right, without Landlord’s consent and in compliance with all other provisions of this Section, to make any non-structural alterations to the Leased Premises which do not materially impact the Building’s mechanical or electrical systems and which do not adversely affect the Building’s appearance or value, provided that Tenant gives Landlord fifteen (15) business days’ prior written notice of any such alterations, along with copies of plans and specifications relating thereto. At the time of Landlord’s approval of any alterations (or, with respect to any alterations permitted to be made by Tenant hereunder without Landlord’s approval, within five (5) business days after Landlord receives Tenant’s architectural drawings for the same), Landlord shall provide Tenant with notice if Landlord will require Tenant to remove the alterations and restore the Leased Premises (with respect to such alterations) upon the expiration or earlier termination of this Lease; otherwise, all such alterations or improvements,

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except movable office furniture and equipment and trade fixtures, shall at the expiration or earlier termination of the Lease become a part of the realty and the property of Landlord and shall not be removed by Tenant. If Landlord consents to Tenant’s performance of alterations or additions to the Leased Premises, then Tenant shall ensure that all such alterations and improvements which are made or necessitated thereby shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building. Landlord’s approval of the plans and specifications and architectural drawings for Tenant’s alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with existing warranties or any and all laws, rules and regulations of governmental agencies or authorities. To the extent that Tenant’s alterations or improvements void or reduce any warranties assigned hereunder, the liability shall thereafter be the responsibility of Tenant. Tenant shall indemnify and save harmless Landlord from all costs, loss or expense in connection with any construction or installation by Tenant. No person shall be entitled to any lien directly or indirectly derived through or under Tenant or through or by virtue of any act or omission of Tenant upon the Leased Premises for any improvements or fixtures made thereon or installed therein or for or on account of any labor or material furnished to the Leased Premises or for or on account of any matter or thing whatsoever; and nothing in this Lease contained shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for, or material claimed to have been furnished to, Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after Tenant’s knowledge of the same, by bonding or in any other lawful manner. Tenant shall indemnify and save harmless Landlord from all costs, losses, expenses, and attorneys’ fees in connection with any such lien. Provided that Duke Realty Limited Partnership is then Landlord (or affiliated with Landlord) under this Lease, Tenant agrees that at Landlord’s option, Duke Construction Limited Partnership or a subsidiary or affiliate of Landlord (collectively, “DCLP”), who shall receive a ten percent (10%) fee as Landlord’s construction manager or general contractor, shall perform all work on any structural alterations made to the Leased Premises on or before the fifth (5th) anniversary of the Commencement Date. DCLP shall solicit competitive bids from at least three (3) subcontractors for each major trade. Landlord will competitively bid all subcontractors as in Section 2.02A(ii) above, and Landlord and Tenant shall review the bids jointly and Landlord shall select the subcontractors mutually agreed upon by both parties.

ARTICLE 8

INDEMNITY AND INSURANCE

Section 8.01 Release. Subject to Section 8.03 below, all of Tenant’s trade fixtures, merchandise, inventory and all other personal property in or about the Leased Premises or the Building, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as “Tenant’s Property”), shall be and remain at Tenant’s sole risk. Subject to Section 8.03 below, Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord from (a) any and all liability for theft or damage to Tenant’s Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Leased Premises or the Building, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.01, the provisions of Section 8.06 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

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Section 8.02 Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant’s agents, employees, contractors, customers or invitees in or about the Leased Premises or the Building, (b) arising out of or relating to any of Tenant’s Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.02, the provisions of Section 8.06 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

Section 8.03 Indemnification by Landlord. Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent arising out of or relating to any act, omission, negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors. Nothing contained in this Section 8.03 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.03, the provisions of Section 8.06 shall prevail. This Section 8.03 shall survive the expiration or earlier termination of this Lease.

Section 8.04 Tenant’s Insurance.

A. During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

(i) Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Leased Premises and Tenant’s use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than Eleven Million Dollars ($11,000,000.00) for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies, and which insurance shall contain such deductibles as Tenant may deem prudent.

(ii) Property Insurance. Special Form Insurance (specifically excluding, however, flood and earthquake insurance) in the amount of the full replacement cost of Tenant’s Property and betterments (including alterations or additions performed by Tenant pursuant hereto), which insurance shall include an agreed amount endorsement waiving coinsurance limitations and shall contain such deductibles as Tenant may deem prudent. The foregoing insurance shall not include flood or earthquake coverage. Tenant waives any claims against Landlord for damage to Tenant’s Property to the extent Tenant’s losses would be covered by policies of flood or earthquake insurance.

(iii) Worker’s Compensation Insurance. Worker’s Compensation insurance in amounts required by applicable law.

(iv) Business Interruption Insurance. Tenant will either obtain insurance or self insure for business interruption in such amounts as Tenant deems prudent.

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B. All insurance required by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an A.M. Best’s rating of A-:VIII or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days’ prior written notice to Landlord. In addition, Tenant’s insurance shall protect Tenant and Landlord as their interests may appear, naming Landlord, Landlord’s property manager, and any mortgagee requested by Landlord (but specifically excluding all construction managers and contractors, whether or not affiliates of Landlord, providing services in connection with the performance of the Landlord Work), as additional insureds under its commercial general liability policies. On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 or ACORD 25 S (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, together with a copy of the endorsement(s) to Tenant’s commercial general liability policy evidencing primary and non contributory coverage afforded to the appropriate additional insureds. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance, and such failure continues for a period in excess of three (3) business days, then Landlord may obtain such insurance on Tenant’s behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent. Effective as of the first day of the first Extension Term (if any), Landlord shall have the right from time to time (but not more frequently than every five years) to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types.

C. Tenant may provide self insurance in lieu of the insurance required in Section 8.04A by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise conforming to the prudent practice of large corporations maintaining systems of self insurance. As a condition to establishing a self insurance plan in lieu of the insurance provided in Section 8.04A, Tenant shall deliver to Landlord the following: (1) a certificate of an independent actuary or other independent, qualified person reasonably acceptable to Landlord stating that the self insurance plan is adequate to provide the protection of the insurance policies described in Section 8.04A and (2) a balance sheet as of the end of the most recent quarter of the then-current fiscal year of Tenant (or, if the first quarter in such fiscal year has not expired, the last quarter of the previous fiscal year), indicating that the tangible net worth of Tenant exceeds One Hundred Million Dollars ($100,000,000.00). If at any time thereafter Tenant’s tangible net worth is less than One Hundred Million Dollars ($100,000,000.00), then Tenant shall be required to immediately obtain and maintain the insurance provided in Section 8.04A. “Tangible net worth” means the excess of total assets over the sum of total liabilities and intangible assets (in each case, determined in accordance with GAAP).

Section 8.05 Landlord’s Insurance. During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses):

A. Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Leased Premises against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than Eleven Million Dollars ($11,000,000.00) for each policy year, and which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

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B. Property Insurance. Special Form Insurance in the amount of the full replacement cost of the Building, including, without limitation, the Landlord Work performed pursuant to Section 2.02 above, but excluding Tenant’s Property and any other items required to be insured by Tenant pursuant to Section 8.04 above; and

C. Builder’s Risk Insurance. During the course of any construction or repair on the Leased Premises (including, without limitation, during the performance of the Landlord Work prior to the Commencement Date), builder’s completed value risk insurance against “all risks of physical loss,” including collapse and transit coverage, during such construction, with deductibles not to exceed Twenty-Five Thousand Dollars ($25,000.00), in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished. Said policy of insurance shall contain the “permission to occupy upon completion of work or occupancy” endorsement. Said policy of insurance shall provide coverage against increases in costs of construction in the minimum amount of the lesser of (i) ten percent (10%) of the replacement cost of the Building or (ii) Five Million Dollars ($5,000,000.00).

Section 8.06 Landlord’s Contractors’ Insurance. In addition to and without limitation on the requirements set forth in the Lease, Landlord shall ensure that Landlord’s general contractor(s) and all subcontractors procure and maintain in full force and effect during the course of construction on the Leased Premises all worker’s compensation insurance required by law and a policy of Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Leased Premises against claims for bodily injury or death and property damage, naming, Landlord and Tenant as additional insureds. The minimum limit of coverage of the aforesaid commercial general liability policies shall be the following:

A. Landlord’s General Contractor(s) (including DCLP). The amount of not less than Five Million Dollars ($5,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Five Million Dollars ($5,000,000.00) for injury or death of more than one person in any one accident or occurrence. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Three Million Dollars ($3,000,000.00).

B. Subcontractors (Major Trades). The amount of not less than Two Million Dollars ($2,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Two Million Dollars ($2,000,000.00) for injury or death of more than one person in any one accident or occurrence. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Two Million Dollars ($2,000,000.00).

C. Subcontractors (other than Major Trades). The amount of not less than One Million Dollars ($1,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than One Million Dollars ($1,000,000.00) for injury or death of more than one person in any one accident or occurrence. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000.00).

The foregoing insurance policies shall each contain a severability of interest clause or a cross liability endorsement.

Section 8.07 Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, of the Land and the Building arising from any risk which is required to be insured against by Sections 8.04A(ii) and Section 8.05B above. The special form coverage insurance policies maintained by Landlord and Tenant

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as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable. In addition to the foregoing, the worker’s compensation insurance carried by Landlord’s contractors pursuant to Section 8.06 above shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Tenant.

ARTICLE 9

CASUALTY

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same to substantially the same condition as existed as of the Commencement Date, with respect to the Landlord Work required to be made by Landlord pursuant to Section 2.02 above (and, in the event of any damage arising prior to the Commencement Date, Landlord shall repair the same and continue with the performance of the Landlord Work in accordance with the terms of this Lease). Rent shall proportionately abate during the time that the Leased Premises or any part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (a) destroyed or damaged to the extent that they cannot reasonably be repaired or rebuilt within three hundred sixty-five (365) days from the casualty date; or (b) destroyed by a casualty that is not covered by the insurance required hereunder or by insurance actually maintained by Landlord; then, in case of a clause (a) casualty, either Landlord or Tenant may, or, in the case of a clause (b) casualty, then Landlord may, upon thirty (30) days’ written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Any such notice of termination shall be given, if at all, not later than ninety (90) days after the casualty date (or, in the case of a notice by Tenant, ninety (90) days after Landlord informs Tenant in writing of the projected time for the repairs and of the availability or unavailability of insurance proceeds). In addition to the foregoing, if Landlord elects to rebuild and restore the Leased Premises but fails to actually substantially complete the same in such time so that Tenant can again occupy the Leased Premises and conduct business operations therein on or before the three hundred sixty-sixth (366th) day after the casualty date, then subject to extension for force majeure events, Tenant shall have the right to terminate this Lease upon written notice to Landlord, which notice shall be given, if at all, not later than three hundred ninety-six (396) days after the casualty date; provided, however, that if Landlord substantially completes the Leased Premises so that Tenant can occupy the Leased Premises and conduct business operations therein on or before the three hundred ninety-sixth (396th) day after the casualty date, then Tenant’s termination notice shall be void. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph.

ARTICLE 10

EMINENT DOMAIN

If all or any substantial part of the Building shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date that actual possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain in such a manner that the Leased Premises shall become unusable by Tenant for the purpose for which it is then being used, Tenant may terminate this Lease as of the date actual possession thereof is taken by giving written notice to Landlord. Tenant shall have no claim against Landlord on account of any such acquisition for the value of any unexpired lease term remaining after possession of the Leased Premises is taken. All damages awarded shall belong to and be the sole property of Landlord; provided, however, that Tenant shall be entitled to any award expressly made to Tenant by any governmental authority for the cost of or the removal of Tenant’s stock, equipment and fixtures and other moving expenses.

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ARTICLE 11

ASSIGNMENT AND SUBLEASE

Section 11.01 Assignment and Sublease.

A. Tenant shall have the right to assign this Lease or sublet the Leased Premises in whole or in part during the Lease Term and any extensions subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of any permitted assignment or subletting under this Section 11.01, Tenant shall remain primarily liable hereunder, and the expansion option and right of first offer granted to Tenant pursuant to Section 17.19 and Section 17.20 below, respectively, shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease.

B. By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease under this Section 11.01 if in Landlord’s reasonable opinion the proposed use of the Leased Premises by such assignee or subtenant is inconsistent with the Permitted Use, or the financial worth of the proposed assignee or subtenant, together with Tenant’s financial worth, is insufficient to meet the obligations of Tenant hereunder.

Section 11.02 Permitted Transfer. Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord’s consent, but upon ten (10) days’ prior notice to Landlord (or if such notice would violate any applicable law to which Tenant is subject, then such prior written notice shall not be required but Tenant shall furnish such notice to Landlord immediately upon Tenant being permitted to deliver such notice under such applicable law), to (a) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (b) assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, provided that such assignee assumes all of the obligations and liabilities of Tenant hereunder arising from and after the date of such assignment and the financial worth of the assignee, together with Tenant’s financial worth, is sufficient to meet the obligations of Tenant hereunder; or (c) assign this Lease in connection with a change of control of Tenant, including a change of control effectuated pursuant to a transfer of partnership or membership interests, or to a successor entity into which Tenant is merged or consolidated or which acquires substantially all of Tenant’s assets or property; provided that such successor entity assumes all of the obligations and liabilities of Tenant hereunder arising from and after the date of such assignment and the financial worth of the successor entity, together with Tenant’s financial worth (if the entity that comprises Tenant survives such transaction), is sufficient to meet the obligations of Tenant hereunder (any such entity hereinafter referred to as a “Permitted Transferee”). Notwithstanding anything to the contrary contained in Section 11.01 above or this Section 11.02, neither a sale or transfer of Tenant’s Capital Stock (as hereinafter defined), including, without limitation, a transfer in connection with the merger, consolidation or nonbankruptcy reorganization of Tenant and any sale through any private or public offering, nor the pledge of or grant of a security interest in any of the Tenant’s Capital Stock shall be deemed an assignment, subletting or other transfer of this Lease or the Leased Premises. For the purpose of this Article 11 “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity. Any such transfer shall not relieve Tenant of its obligations under this Lease; and “Capital Stock” means, with respect to any entity, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such entity’s capital stock

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and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock). Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder. Any change in control of Tenant resulting from a merger, consolidation, a transfer of partnership or membership interests, or any sale of substantially all of the assets of Tenant that does not meet the requirements of this Section 11.02 shall be deemed an assignment or transfer that requires Landlord’s prior written consent pursuant to Section 11.01 above.

ARTICLE 12

TRANSFERS BY LANDLORD

Section 12.01 Sale and Conveyance of the Building. Landlord shall have the right to sell and convey the Building or any interest in this Lease at any time during the term of this Lease following the Substantial Completion of the Leased Premises, subject only to the rights of Tenant hereunder; and such sale and conveyance shall operate to release Landlord from liability hereunder accruing after the date of such conveyance, provided that the transferee shall have assumed all of Landlord’s obligations hereunder from and after the date of such conveyance. Nothing contained herein shall preclude Landlord from entering into a “pre-sale” of the Building prior to the Substantial Completion of the Leased Premises, provided that such sale transaction shall not close, and the obligations of Landlord hereunder are not assigned to the transferee, until such Substantial Completion has occurred.

Section 12.02 Subordination and Estoppel Certificate. Subject to Tenant’s receipt of an SNDA (as hereinafter defined) as provided below, Landlord shall have the right to subordinate this Lease to any mortgage hereafter placed upon the Building. Within ten (10) business days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, a subordination nondisturbance and attornment agreement in the form of Exhibit O hereto (an “SNDA”), which SNDA shall be effective only if the same is executed by Landlord and the holder of the mortgage, deed of trust, or other instrument of security to which this Lease is to become subordinated by such SNDA. Additionally, from time to time, upon written request of either Landlord or Tenant, the party receiving such request shall execute, acknowledge and deliver to the requesting party or its designee, within ten (10) business days following receipt of a written request, a commercially reasonable form of estoppel certificate certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to the certifying party’s knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease. Any such estoppel certificate delivered pursuant to this Section 12.02 may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of Landlord’s interest or assignee of any mortgage upon Landlord’s interest in the Leased Premises, or by any potential assignee, subtenant or other transferee of Tenant’s interest in the Leased Premises.

Section 12.03 Lender’s Rights. Landlord shall have the right, at any time and from time to time, to notify Tenant in writing that Landlord has placed a mortgage on the Building, specifying the identity of the lender (“Lender”). Following receipt of such notice, Tenant agrees to endeavor to give such Lender a copy of any notice of default served by Tenant on Landlord. Tenant further agrees that if Landlord fails to cure any default as provided in Section 13.03 herein, Lender shall have an additional thirty (30) days within which to cure such default before Tenant exercises its rights and remedies under this Lease (other than Tenant’s rights pursuant to Section 7.02B).

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ARTICLE 13

DEFAULT AND REMEDY

Section 13.01 Default. The occurrence of any of the following shall be deemed a Default:

A. Tenant fails to pay any Monthly Rental Installments or Additional Rent within five (5) days after written notice of delinquency.

B. Tenant shall fail to perform or observe any term, condition, covenant or obligation (other than the obligation to pay Monthly Rental Installments and Additional Rent) as required under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently completes the required action within a reasonable time.

C. Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

D. All or substantially all of Tenant’s assets in the Leased Premises or Tenant’s interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within ninety (90) days thereafter); a petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within ninety (90) days thereafter); Tenant shall be insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within ninety (90) days thereafter; dissolution or other termination of Tenant’s corporate charter if Tenant is a corporation.

Section 13.02 Remedies. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to or demand upon Tenant:

A. Landlord may re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord’s action, regardless of whether caused by Landlord’s negligence or otherwise.

B. Without terminating this Lease, Landlord may terminate Tenant’s right to possession of the Leased Premises, and thereafter, neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord, and Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy that Landlord may have. Upon termination of possession, Landlord may (i) re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord an amount equal to the present value (discounted at the Prime Rate) of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term (the “Accelerated Rent Difference”), or

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(ii) without re-letting, declare the present value (discounted at the Prime Rate) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable as liquidated damages (the “Accelerated Rent”). Upon termination of possession, Tenant shall be obligated to pay to Landlord (A) the Accelerated Rent Difference or the Accelerated Rent, whichever is applicable, (B) all loss or damage that Landlord may sustain by reason of Tenant’s Default (“Default Damages”), which shall include, without limitation, expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers’ commissions and attorneys’ fees, and (C) all unpaid Minimum Annual Rent and Additional Rent that accrued prior to the date of termination of possession, plus any interest and late fees due hereunder (the “Prior Obligations”).

C. Landlord may terminate this Lease and declare the Accelerated Rent to be immediately due and payable, whereupon Tenant shall be obligated to pay to Landlord (i) the Accelerated Rent, (ii) all of Landlord’s Default Damages, and (iii) all Prior Obligations. It is expressly agreed and understood that all of Tenant’s liabilities and obligations set forth in this subsection C shall survive termination.

D. Landlord and Tenant acknowledge and agree that the payment of the Accelerated Rent Difference or the Accelerated Rent as set above shall not be deemed a penalty, but merely shall constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. Neither the filing of a dispossessory proceeding nor an eviction of personality in the Leased Premises shall be deemed to terminate the Lease.

E. Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

F. If Landlord terminates this Lease or Tenant’s right to possession, Landlord shall use reasonable efforts to mitigate damages hereunder, which shall not exceed those required by applicable law or such efforts as Landlord generally uses to lease other space in the Building. If Landlord has not terminated this Lease or Tenant’s right to possession, Landlord shall have no obligation to mitigate except as required by applicable law and may permit the Leased Premises to remain vacant or abandoned. Landlord will not be deemed to have failed to mitigate if Landlord leases any other portions of the Building before reletting all or any portion of the Leased Premises. Landlord shall not be deemed to have failed to mitigate if it incurs reasonable reletting costs. In recognition that the value of the Building depends on the rental rates and terms of leases therein, Landlord’s rejection of a prospective replacement tenant based on an offer of rentals below Landlord’s published rates for new leases of comparable space at the Building at the time in question, or at Landlord’s option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord’s damages. Notwithstanding the foregoing, Tenant shall retain the burden of pleading mitigation of damages as an affirmative defense and retain the burden of proof.

Section 13.03 Landlord’s Default and Tenant’s Remedies. Landlord shall be in default if it shall fail to perform or observe any term, condition, covenant or obligation as required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord and to any Lender of which Tenant has been notified; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, then such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently completes the same within a reasonable time. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any rent due hereunder except as may be expressly set forth herein.

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Section 13.04 Limitation of Landlord’s Liability. If Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord (whether compensatory or punitive in nature), Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Leased Premises (and any proceeds thereof) for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment and that Landlord shall not be personally liable for any deficiency.

The references to “Landlord” in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee simple interest in the Leased Premises. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the “Landlord” named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all liability for the performance or observance of any term, condition, covenant or obligation thereafter required to be performed or observed by Landlord hereunder, provided that the transferee shall have assumed all of such terms, conditions, covenants and obligations.

Section 13.05 Nonwaiver of Defaults. Neither party’s failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall be construed to be a waiver thereof or affect its right thereafter to exercise or enforce each and every such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord’s receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06 Attorneys’ Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys’ fees incurred in connection therewith. In addition, if a monetary Default shall occur and either party engages outside counsel to exercise its remedies hereunder, and then the defaulting party cures such monetary Default, the defaulting party shall pay to the non-defaulting party, on demand, all expenses incurred by the non-defaulting as a result thereof, including reasonable attorneys’ fees, court costs and expenses actually incurred.

ARTICLE 14

LANDLORD’S RIGHT TO RELOCATE TENANT

[INTENTIONALLY OMITTED].

ARTICLE 15

NOTICE AND PLACE OF PAYMENT

Section 15.01 Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to (i) the party who is to receive such notice at the address specified in the Basic Lease Provisions and (ii) in the case of a default notice from Tenant to Landlord, any Lender designated by Landlord. When so mailed, the notice shall be deemed to have been given as of the date it was received. Either party may change its notice address(es) by giving written notice thereof to the other party.

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Section 15.02 Place of Payment. All payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord’s management agent at the address specified in the Basic Lease Provisions or any other address Landlord may specify from time to time by written notice to Tenant.

ARTICLE 16

TENANT’S RESPONSIBILITY REGARDING

ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 16.01 Definitions.

A. “Environmental Laws” – All federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Federal Resource Conservation and Recovery Act; the Federal Toxic Substance Control Act; the Clean Air Act; the Clean Water Act; the rules and regulations of the Federal Environmental Protection Agency, or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

B. “Hazardous Substances” – Includes:

(i) Those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” “solid waste” or “infectious waste” in any of the Environmental Laws; and

(ii) Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous, toxic or infectious under present or future Environmental Laws or other federal, state, or local laws or regulations.

Section 16.02 Compliance. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws which shall impose any duty upon Tenant with respect to Tenant’s use, handling, generating, storage or disposal of Hazardous Substances on or about the Leased Premises. Tenant shall promptly comply with any notice from any source issued pursuant to the Environmental Laws or with any notice from any insurance company pertaining to Tenant’s use, handling, generating, storage or disposal of Hazardous Substances on or about the Leased Premises, whether such notice shall be served upon Landlord or Tenant.

Section 16.03 Restrictions on Tenant. Tenant shall not cause or permit to occur:

A. Any violation of the Environmental Laws related to environmental conditions on, under, or about the Leased Premises, or arising from Tenant’s use, handling, generating, storage or disposal of Hazardous Substances on or about the Leased Premises, including, but not limited to, soil and ground water conditions.

B. The use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under, or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for Tenant’s Intended Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws.

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Section 16.04 Notices, Affidavits, Etc.

A. Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source.

B. Tenant shall execute affidavits, representations and the like from time to time, within five (5) days of Landlord’s request therefor, concerning Tenant’s actual knowledge (without duty of investigation) regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 16.05 Landlord’s Rights.

A. Landlord and its agent shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon at any time to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant’s business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant’s property or business caused thereby. Additionally, Landlord shall provide reasonable prior notice to Tenant before exercising any such rights which may interfere with Tenant’s business.

B. If Landlord, any lender or governmental agency shall ever require testing to ascertain whether there has been a release of Hazardous Substances on, under or about the Leased Premises or a violation of the Environmental Laws, and such requirement arose in whole or in part because of Tenant’s failure to comply with its obligations under this Article 16, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as Additional Rent.

Section 16.06 Tenant’s Indemnification. Tenant shall indemnify and hold harmless Landlord and Landlord’s managing agent from any and all claims, loss, liability, costs, expenses or damage, including attorneys’ fees and costs of remediation, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 16. The covenants and obligations of Tenant under this Article 16 shall survive the expiration or earlier termination of this Lease.

Section 16.07 Landlord’s Indemnification. In the event that Landlord or Landlord’s affiliates, employees, contractors or agents shall use, release or dispose of any Hazardous Substances in, on or about the Leased Premises or the Park in violation of any Environmental Laws, Landlord shall remediate the same to the extent required by Environmental Laws at Landlord’s sole cost and expense (and the same shall not be included in Additional Rent).

Section 16.08 Existing Conditions.

A. Landlord hereby represents and warrants to Tenant that, as of the date of this Lease to the best of Landlord’s knowledge and based solely upon Landlord’s environmental report relating to the Land, there are, and as of the Commencement Date there will be, no Hazardous Substances in, on, under or about the Leased Premises in violation of Environmental Laws.

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B. Notwithstanding anything contained in this Article 16 to the contrary, Tenant shall not have any liability to Landlord under this Article 16 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease (or any earlier occupancy of the Leased Premises by Tenant) except to the extent Tenant knowingly exacerbates the same.

ARTICLE 17

MISCELLANEOUS

Section 17.01 Benefit of Landlord and Tenant. This Lease and all of the terms and provisions hereof shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 17.02 Governing Law. This Lease shall be governed in accordance with the laws of the State of Ohio.

Section 17.03 Guaranty. [INTENTIONALLY OMITTED].

Section 17.04 Force Majeure. Landlord and Tenant shall each be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond their respective control, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; man-made or natural casualties; unusual weather conditions; acts or omissions of governmental or political bodies; or civil disturbances or riots; provided that the party claiming the benefit of such force majeure shall provide to the other party prompt written notice and reasonable evidence of the occurrence of such force majeure event and shall cooperate with the other party in taking all such commercially reasonable actions as may be necessary or appropriate to mitigate, avoid or lessen the adverse effects of such force majeure event.

Section 17.05 Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Leased Premises or the Building or with respect to the suitability or condition of any part thereof for the conduct of Tenant’s business except as provided in this Lease.

Section 17.06 Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

Section 17.07 Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers named in the Basic Lease Provisions and that no other broker or person is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Lease. Each party shall indemnify and hold the other harmless from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

Section 17.08 Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein provided to be performed by Tenant, Tenant shall, at all times during the Lease Term, have the quiet enjoyment and peaceful possession of the Leased Premises without hindrance from Landlord or any persons lawfully claiming under Landlord.

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Section 17.09 Severability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

Section 17.10 Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant’s fiscal year, a copy of Tenant’s most recent financial statements prepared as of the end of Tenant’s fiscal year, which statements shall be audited and shall be prepared in conformity with GAAP. Notwithstanding the foregoing, provided that Tenant is a public company, Tenant shall only be required to deliver to Landlord the financial statements and other information which Tenant delivers to the SEC or which is otherwise publicly available. Landlord shall keep Tenant’s financial statements confidential, except that (i) Landlord shall have the right to disclose such statements to prospective purchasers and lenders and to Landlord’s partners, property managers, consultants and advisors, including accountants and attorneys, and otherwise as required by law or legal process, and (ii) Landlord shall have no obligation to maintain the confidentiality of any financial statements or other information which has been delivered to the SEC or is otherwise in the public domain.

Section 17.11 Representations and Warranties. Landlord and Tenant each represent and warrant to the other that (i) such party is a legal entity that is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Lease has been taken; and (iii) the individual executing and delivering this Lease on behalf of such party has been authorized to do so, and such execution and delivery shall bind such party.

Section 17.12 Representations and Indemnifications. Any representations and indemnifications of Landlord contained in the Lease shall not be binding upon (i) any mortgagee having a mortgage presently existing or hereafter placed on the Building, or (ii) a successor to Landlord which has obtained or is in the process of obtaining fee title interest to the Building as a result of a foreclosure of any mortgage or a deed in lieu thereof.

Section 17.13 Agency Disclosure. Tenant acknowledges having previously received and reviewed the Agency Disclosure Statement and Tenant acknowledges that said Statement is signed and attached hereto and made a part hereof as Exhibit P. The broker representing Landlord, as provided in the Basic Lease Provisions, its agent and employees, have represented only Landlord, and have not in any way represented Tenant, in the marketing, negotiation, and completion of this lease transaction.

Section 17.14 Landlord Lien Waiver. Notwithstanding anything herein to the contrary, Landlord subordinates any and all rights, title and interest Landlord now has, or hereafter may have, whether statutory or otherwise, to Tenant’s inventory, equipment, furnishings, trade fixtures, fixtures, books and records and personal property owned or leased by Tenant located at the Leased Premises (singly and/or collectively, the “Collateral”), to the lien of any lender providing financing to Tenant that is secured by the Collateral. Landlord further agrees that Tenant shall have the right, at its discretion, to mortgage, pledge, hypothecate or grant a security interest in the Collateral (or its leasehold interest therein) as security for its obligations under any equipment lease or other financing arrangement related to the conduct of Tenant’s business at the Leased Premises. Concurrently with the execution of this Lease, Landlord shall execute and deliver to Tenant Landlord’s waiver (the “Waiver Form”) in the form of Exhibit Q hereto. Landlord further agrees to execute and deliver within ten (10) business days following

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any request therefore any UCC filing statement or other documentation with respect to any such lease or financing arrangement, and any real estate consent or subordination forms submitted by any vendors, equipment lessors, chattel mortgagees, lenders, or holders or owners of the Collateral, so long as such forms are substantially similar to the Waiver Form in all material aspects (“Equipment Lessors”). The Collateral shall not become the property of Landlord or a part of the realty no matter how affixed to the Leased Premises and may be removed by Tenant or any Equipment Lessors or lenders at any time and from time to time during the entire term of this Lease. Tenant shall promptly repair any damage caused by the removal of such property, whether effected by Tenant or Equipment Lessors or lenders.

Section 17.15 Confidentiality. Landlord and Tenant hereby agree that until the expiration or earlier termination of this Lease, all terms and conditions of the Lease shall be kept strictly confidential. Accordingly, no portion of the Lease or any other drafts or documents prepared in connection with this Lease (including that certain CRA and Zoning Agreement to be entered into by the Village of West Jefferson, a municipal corporation in the State of Ohio, for the benefit of Tenant), shall be disclosed to any other person or entity except as provided on a “need to know” basis to their respective accountants, attorneys, consultants, engineers, lenders, or any potential occupants of the Leased Premises. Additionally, both Landlord and Tenant shall have the right, without the consent of the other, to disclose information with respect to the Lease (and including, without limitation, if required, the entire Lease) that is in the public domain and/or as may be required by applicable law or as may be legally required in connection with any enforcement actions under this Lease.

Section 17.16 Consent. Where the consent of a party is required, such consent will not be unreasonably withheld, conditioned or delayed, and whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or their determination, Landlord and Tenant shall act reasonably and in good faith.

Section 17.17 Time. Time is of the essence of each term and provision of this Lease.

Section 17.18 Patriot Act. Each of Landlord and Tenant, each as to itself, hereby represents its compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.

Section 17.19 Option to Expand. Any time prior to [*] and provided that: (i) no default (beyond applicable notice and cure periods) has occurred and is then continuing, (ii) the creditworthiness of Tenant is not materially different than it was on the Commencement Date, and (iii) Tenant originally named herein or its Permitted Transferee remains in possession of the Leased Premises, Tenant shall have an option to expand the Leased Premises by approximately [*] rentable square feet [*] (the “Expansion Space”). In the event Tenant elects to exercise its expansion option, Tenant shall provide Landlord with written notice of its desire to expand on or before [*] or this right shall be null and void. The term for the Expansion Space shall be for fifteen (15) years from the Substantial Completion of the Expansion Space and the Lease Term for the existing Leased Premises shall be extended to be conterminous with term of the Expansion Space.

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If Tenant exercises the expansion option contained herein, then Landlord shall promptly design and construct the Expansion Space utilizing design, review, construction, installation, warranty and phased occupancy procedures consistent with the procedures set forth in Section 2.02 above. Landlord and Tenant shall act reasonably and in good faith to agree upon the Minimum Annual Rent for the Expansion Space, but in no event shall such Minimum Annual Rent exceed an amount equal to the product resulting from multiplying the Landlord Expansion Cost (as hereinafter defined) by a rental rate constant based upon a [*] basis point increase over the then-published ten (10) year United States Treasury Note Rate (as published in the Wall Street Journal or, if the Wall Street Journal is no longer published, a substitute publication reasonably acceptable to Landlord and Tenant) as of the Expansion Space Rent Commencement Date (as hereinafter defined).

The “Expansion Space Rent Commencement Date” shall mean the date when the construction of the Expansion Space is Substantially Completed in accordance with the final expansion plan, so that Tenant can lawfully occupy the Expansion Space as evidenced by the issuance of a Certificate of Occupancy by the applicable governing authority.

“Landlord Expansion Cost” shall mean all Landlord costs including, but not limited to, site acquisition costs (which costs shall, for purposes of this Section 17.19, be stipulated to equal [*] per acre of land), site costs, the total cost of the design and construction of the Expansion Space including all construction costs, architectural, civil and design fees, site preparation and construction costs, building and interior construction, additional landscaping, professional fees, permits, licenses, title costs, material testing, construction financing interest accrued during the construction, brokerage commissions, a development fee [*], and a reasonable construction fee to be included in the contractor’s bid. Landlord will competitively bid all subcontractors as in Section 2.02A(ii) above, and Landlord and Tenant shall review the bids jointly and Landlord shall select the subcontractors mutually agreed upon by both parties. Following the selection of the subcontractors, Landlord shall notify Tenant in writing of the Landlord Expansion Cost (the “Expansion Cost Statement”). Notwithstanding anything to the contrary contained herein, Tenant shall have the right to rescind its exercise of the expansion option if Tenant does not approve the Expansion Cost Statement within thirty (30) days of receipt of the same.

Landlord and Tenant shall enter into a lease amendment incorporating the terms provided above.

Section 17.20 Right of First Offer. Anytime prior to [*] and provided that (i) Tenant has timely exercised its Option to Expand under Section 17.19, (ii) no default (beyond applicable notice and cure periods) has occurred and is then continuing and (iii) the creditworthiness of Tenant is not materially different than it was on the Commencement Date, and (iv) Tenant originally named herein or its Permitted Transferee remains in possession of the Leased Premises, Landlord shall, before entering into a build-to-suit lease with a third party for a building to be constructed on [*] shown cross-hatched on the attached Exhibit R (the “Offer Space”), or a third-party construction contract or land purchase and sale agreement for the Offer Space, notify Tenant in writing of the availability of the Offer Space and setting forth the terms and conditions upon which Landlord is willing to build and lease, or sell the Offer Space to Tenant (“Landlord’s Notice”). Tenant shall have fifteen (15) business days from its receipt of Landlord’s Notice to deliver to Landlord a written notice agreeing to lease or purchase the Offer Space on the terms and conditions contained in Landlord’s Notice (“Tenant’s Acceptance”). In the event Tenant fails to deliver Tenant’s Acceptance to Landlord within said fifteen (15) business day period, then such failure shall be conclusively deemed a rejection of the Offer Space and a waiver by Tenant of this right of first offer and Landlord shall be free to lease or sell the Offer Space to a third party; provided that Landlord shall not execute a lease or purchase and sale agreement for the Offer Space later than one (1) year following the date of Landlord’s Notice, without sending a new Landlord’s Notice to Tenant, in which event Tenant may exercise its rights with respect to such Landlord’s Notice in accordance with this Section 17.20. If Tenant properly exercises its right of first offer, Landlord and Tenant shall enter into a separate lease or purchase and sale agreement (consistent with the form of this Lease in the case of a lease) setting forth the terms and conditions of the Offer Space.

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Section 17.21 Option to Extend.

A. Grant and Exercise of Option. Provided that no default (beyond applicable notice and cure periods) has occurred and is then continuing, Tenant shall have the option to extend the Lease Term for three (3) additional periods of five (5) years each (the “Extension Term(s)”). Each Extension Term shall be upon the same terms and conditions contained in the Lease except (x) this provision giving three (3) extension options shall be amended to reflect the remaining options to extend, if any, and (y) any improvement allowances or other concessions applicable to the Leased Premises under the Lease shall not apply to the Extension Term, and (z) the Minimum Annual Rent shall be adjusted as set forth below (the “Rent Adjustment”). Tenant shall exercise each option by delivering to Landlord, no later than twelve (12) months prior to the expiration of the preceding term, written notice of Tenant’s desire to extend the Lease Term. Tenant’s failure to timely exercise such option shall be deemed a waiver of such option and any succeeding option. Landlord shall notify Tenant of the amount of the Rent Adjustment no later than ninety (90) days prior to the commencement of the Extension Term. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within ten (10) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease reflecting the terms and conditions of the Extension Term within thirty (30) days after Tenant’s acceptance (or deemed acceptance) of the Rent Adjustment.

B. Rent Adjustment. Subject to arbitrations as set forth below, the Minimum Annual Rent for the applicable Extension Term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective tenants for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the vicinity; provided, however, that if Tenant delivers to Landlord a written objection to Landlord’s calculation of the Rent Adjustment within ten (10) business days after Tenant’s receipt of Landlord’s determination of the Rent Adjustment, and the parties cannot agree on a Rent Adjustment within ten (10) days after Tenant’s written objection then Tenant may, in its sole and absolute discretion, either retract its exercise of its option to extend or choose arbitration to determine the Rent Adjustment. If Tenant chooses arbitration, Tenant shall give Landlord written notice of its desire to seek arbitration within five (5) days after expiration of such ten (10) day period (“Arbitration Notice”). Within ten (10) days after Tenant provides Landlord with its Arbitration Notice, the parties shall each appoint an appraiser to determine the Rent Adjustment for the Leased Premises. Each appraiser so selected shall be either an MAI appraiser or a licensed real estate broker, each having at least ten (10) years prior experience in the appraisal or leasing of comparable space in the metropolitan area in which the Leased Premises are located and with a working knowledge of current rental rates and practices. If the two appraisers cannot agree upon the Rent Adjustment for the Leased Premises within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the above criteria. Once the third appraiser has been selected as provided for above, then such third appraiser shall within ten (10) days after appointment make its determination of the Rent Adjustment. The average of the two closest determinations of the Rent Adjustment shall be used as the Minimum Annual Rent for the applicable Extension Term and shall be binding on both Landlord and Tenant. Landlord and Tenant shall each bear the cost of its appraiser and shall share the cost of the third. If Tenant fails to provide the Arbitration Notice as provided above, then Tenant’s exercise of its option to extend shall be deemed retracted.

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Section 17.22 Ohio Economic Development Incentives.

A. The CRA Agreement. By Tenant’s execution of this Lease and acceptance of the delivery of the Leased Premises, Tenant hereby recognizes that the Leased Premises is subject to that certain Community Reinvestment Area Agreement (the “CRA Agreement”) entered into under Ohio Revised Code Sections 3735.65 through 3735.70 (the “CRA Act”) by and between the Village of West Jefferson, Ohio (the “Village”) and Landlord, a true and accurate copy of which is attached hereto as Exhibit S. Landlord shall perform and observe with respect to the Project Site those obligations, agreements, covenants and restrictions of the Owner contained in the CRA Agreement, subject to this Section 17.22A. Tenant hereby acknowledges and agrees that Tenant is relying upon Tenant’s examination of the CRA Agreement and Landlord has not made and is not making any express or implied warranties, whether oral or written, with respect to the CRA Agreement. Unless otherwise defined in this Lease, capitalized terms utilized in this Section 17.22 shall have the definitions assigned to them in the CRA Agreement.

B. Tenant’s Obligations. Tenant shall provide to Landlord, as soon as possible following written request and no later than within thirty (30) days following written request, such information as Landlord may request from time to time relating to Tenant’s business operations in the Leased Premises as shall be necessary for Landlord to perform its obligations under the CRA Agreement. Such information shall include, but not be limited to, the following: (1) Federal Employer Identification Number of Tenant; (2) a breakdown of all full-time and part-time permanent and temporary employees working in the Leased Premises during the previous calendar year, including the beginning and ending dates of each employee’s employment; (3) the cost of any tangible personal property owned or leased by Tenant and located within the Leased Premises; and (4) real property taxes paid and foregone by Tenant with respect to the Leased Premises.

C. Waiver. Tenant hereby waives any claim, or cause or right of action of any nature whatsoever against Landlord for the modification, suspension or termination of or any failure to receive any exemptions provided under the CRA Agreement with regard to the Leased Premises or property located therein, unless such modification, suspension or termination of or failure to receive exemptions is the direct and proximate result of Landlord’s failure to perform its obligations under the CRA Agreement or Landlord’s gross negligence or willful misconduct.

Section 17.23 Signage. Landlord shall provide to Tenant, as part of the Allowance Work to the Leased Premises, the signage described in the Allowance Construction Drawings, including, without limitation, exterior façade and pylon/monolith signage. Landlord shall be responsible for obtaining all permits required for the installation of such signage. Tenant shall have exclusive exterior and interior signage rights relating to the Leased Premises, including, without limitation, any monument signage. During the Lease Term, Tenant shall have the right, at its sole cost and expense, to install additional or substitute signage in, on or about the Leased Premises, provided that: (i) Tenant complies with all zoning and other municipal and county regulations, and (ii) the location, style and size of such additional or replacement signage shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned. The initial signage installed by Landlord in accordance with the Construction Drawings, and such additional or substitute signage as may be installed by Tenant, shall be herein referred to collectively as “Tenant’s Signage.” Tenant agrees to maintain Tenant’s Signage in good condition and repair, and any replacement or substitute signage installed by Tenant shall be maintained by Tenant in compliance with all zoning and building codes throughout the Lease Term. Upon expiration or early termination of the Lease Term, Tenant shall remove Tenant’s Signage and repair all damage to the Building caused thereby, returning the Building to the condition existing prior to the installation of Tenant’s Signage. Landlord shall install the initial Tenant’s Signage as part of the

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Landlord Work, in accordance with all laws, codes and ordinances but, thereafter, Landlord does not warrant the continuing availability of such Tenant’s Signage to Tenant. The obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

Section 17.24 Memorandum of Lease. Tenant shall not record this Lease in any form during the Lease Term, including any renewals or extensions thereof; provided, however, Landlord and Tenant shall record a memorandum of lease (“Memorandum”) in the form attached hereto as Exhibit T. Tenant shall pay all costs incurred in the preparation and recording of the Memorandum. In addition, Tenant shall be obligated to release the Memorandum, at its cost, upon expiration or earlier termination of this Lease.

Section 17.25 Reasonable Expenditures. Any expenditure by a party permitted or required under this Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours. The terms of this Section 17.25 shall not apply to the payment of Additional Rent by Tenant, which shall be governed solely by the terms of Section 3.03 above, nor shall it apply to Section 2.02.

Section 17.26 Contingency. This Lease is contingent upon Landlord acquiring the Land on or before September 1, 2007. Upon the satisfaction of this contingency, Landlord and Tenant shall execute an amendment removing the contingency from this Lease. In the event the above contingency is not satisfied, upon written notice from Landlord, this Lease shall be null and void and of no further force or effect.

[SIGNATURES CONTAINED ON THE FOLLOWING PAGES]

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

LANDLORD:	DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

	By:	Duke Realty Corporation, an Indiana corporation, its general partner

	By:	/s/ James T. Clark
James T. Clark
Senior Vice President Columbus Operations

STATE OF OHIO	)
	)	SS:
COUNTY OF FRANKLIN	)

Before me, a Notary Public in and for said County and State, personally appeared James T. Clark, by me known and by me known to be the Senior Vice President, Columbus Operations, of Duke Realty Corporation, an Indiana corporation, general partner of Duke Realty Limited Partnership, an Indiana limited partnership, who acknowledged execution of the foregoing “Lease Agreement” on behalf of said partnership.

WITNESS my hand and Notarial Seal this 7th day of August, 2007.

/s/ Lauren H. McElhaney
Notary Public

Lauren H. McElhaney
Printed Signature

My Commission Expires: 10.19.09

My County of Residence: Franklin

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

TENANT:	RESTORATION HARDWARE, INC., a Delaware corporation

	By:	/s/ Chris Newman
	Name:	Chris Newman
	Title:	Senior Vice President, Chief Financial Officer

STATE OF CALIFORNIA

COUNTY OF MARIN

On August 6, 2007, before me, Stephanie Borzoni Alvarez, notary public, personally appeared

Chris Newman,

☐ personally known to me    –OR–

☐ proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Stephanie Borzoni Alvarez
Signature of Notary

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